UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________
Form 8-K
_____________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2025

ADVANSIX INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-37774 (Commission File Number)	81-2525089 (I.R.S. Employer Identification No.)
300 Kimball Drive, Suite 101
Parsippany, New Jersey 07054
(Address of principal executive offices)

Registrant’s telephone number, including area code: (973) 526-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ASIX	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 9, 2025, AdvanSix Inc. (the “Company”) announced that the employment of Siddharth Manjeshwar, the Company’s Senior Vice President and Chief Financial Officer, has been terminated effective as of July 9, 2025.

Effective as of July 9, 2025, the Company’s Board of Directors has appointed Christopher Gramm as Interim Chief Financial Officer (“Interim CFO”). The Company has commenced a search for a permanent successor. Prior to his appointment as Interim CFO, Mr. Gramm, 55, has served as Vice President, Financial Planning and Analysis for the Company since March 2025. Prior to that role, Mr. Gramm served as Vice President, Controller of the Company since the Company’s spin-off in October 2016. Prior to joining the Company, Mr. Gramm served as vice president and controller of the aerospace and corporate government compliance divisions at Honeywell. He joined Honeywell in 1997 as a senior staff accountant. Over the course of the period from 1997 to March 2011, Mr. Gramm held several positions at Honeywell, including controller and chief financial officer of various divisions focused on areas including specialty materials and resins and chemicals. Beginning in March 2011, he was vice president and controller of the aerospace division at Honeywell. From August 2014 to November 2015, Mr. Gramm served as vice president of finance for the integrated supply chain of the aerospace division at Honeywell. Before joining Honeywell, Mr. Gramm was a manager at Corning Life Sciences.

Mr. Gramm will receive an additional $15,000 per month in compensation during his tenure as Interim CFO, which will be prorated as necessary to account for any partial month of service. The terms of his compensation will otherwise remain the same unless otherwise determined by the Compensation and Leadership Development Committee. There are no family relationships between Mr. Gramm and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his departure from the Company, Mr. Manjeshwar is entitled to severance benefits consistent with those provided for under the terms of the Company’s Executive Severance Pay Plan for a covered termination, contingent on his execution of an employment separation agreement and his execution and non-revocation of a release of claims, if any, against the Company. For a description of the Company’s Executive Severance Pay Plan, see the Company’s Compensation Discussion and Analysis included in the Company’s definitive Proxy Statement filed with the Securities and Exchange Commission on April 29, 2025. Mr. Manjeshwar is not entitled to any equity award vesting in connection with his separation from the Company. Mr. Manjeshwar’s departure is not the result of any disagreement with management or the Board on any matter relating to the Company’s operations, policies or practices, including accounting principles and practices.

ITEM 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 9, 2025

AdvanSix Inc.

By:	/s/ Achilles B. Kintiroglou
Name:	Achilles B. Kintiroglou
Title:	Senior Vice President, General Counsel and Corporate Secretary